UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 16, 2013

SOLARCITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Underwritten Public Offering of Common Stock

On October 16, 2013, SolarCity Corporation (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (collectively, the “Common Stock Underwriters”) to issue and sell 3,400,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company in a public offering pursuant to a Registration Statement on Form S-1 (File No. 333-189405) (the “Registration Statement”) and a related prospectus, filed with the Securities and Exchange Commission (the “Common Stock Offering”). In addition, the Company granted the Common Stock Underwriters an option to purchase up to an additional 510,000 shares of Common Stock, which the Common Stock Underwriters exercised in full in connection with the closing. The Common Stock Offering closed on October 21, 2013 with the issuance of 3,910,000 shares of Common Stock. The Company received net proceeds from the Common Stock Offering of approximately $174.2 million after deducting underwriting discounts and giving effect to estimated offering expenses. The Common Stock Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwritten Public Offering of 2.75% Convertible Senior Notes due November 1, 2018

On October 16, 2013, the Company entered into an underwriting agreement (the “Note Underwriting Agreement”) with Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Note Underwriters”) to issue and sell $200.0 million aggregate principal amount of 2.75% Convertible Senior Notes due November 1, 2018 (the “Notes”) in a public offering pursuant to the Registration Statement and a related prospectus filed with the Securities and Exchange Commission (the “Note Offering”). In addition, the Company granted the Note Underwriters an option to purchase up to an additional $30.0 million aggregate principal amount of Notes, which the Note Underwriters exercised in full in connection with the closing. The Note Offering closed on October 21, 2013 with the issuance of $230.0 million aggregate principal amount of the Notes. The Company received net proceeds from the Note Offering of approximately $222.4 million after deducting underwriting discounts and giving effect to estimated offering expenses. The Note Underwriting Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture Relating to 2.75% Convertible Senior Notes due November 1, 2018

Upon the closing of the Note Offering, on October 21, 2013, the Company entered into an indenture (the “Indenture”) by and between the Company and Wells Fargo Bank National Association, as trustee. The Notes will bear interest at a rate of 2.75% per year, payable semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2014. The Notes will mature on November 1, 2018, unless earlier purchased by the Company or converted.

The initial conversion rate is 16.2165 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $61.67 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Holders may convert their Notes at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. A holder may convert fewer than all of such holder’s Notes so long as the Notes converted are an integral multiple of $1,000 principal amount. Upon conversion, the Notes will be settled in shares of the Company’s common stock (together with cash in lieu of any fractional shares).

The Company may not redeem the Notes; however, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes will be the Company’s general unsecured obligations and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes; rank equal in right of payment to the Company’s other senior unsecured indebtedness; be effectively subordinated to all of the Company’s existing or future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and be structurally subordinated to the claims of the Company’s subsidiaries’ creditors, including trade creditors.

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in the payment of interest (including additional interest, if any) due and payable on any Note and such default continues for a period of 30 days;

(2) the Company defaults in the payment of principal of any Note when the same becomes due and payable at the maturity date, upon required repurchase following a fundamental change;

(3) the Company fails to provide notice of the occurrence of a fundamental change or a make whole adjustment event as required by the Indenture;

(4) default in the Company’s obligation to deliver shares of common stock required to be delivered upon conversion of the Notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any Notes;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced by any indebtedness for money borrowed (other than (i) any non-recourse indebtedness for money borrowed or (ii) indebtedness for money borrowed of a subsidiary of the Company if such subsidiary is a special purpose entity that serves as a vehicle to obtain financing that is otherwise non-recourse to the Company and its other subsidiaries) (“Indebtedness”) by the Company or any of its “significant subsidiaries” (as defined in the Indenture), whether such Indebtedness now exists, or is created after the date of the Indenture, if that default:

•	is caused by a failure to pay at stated maturity the principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

•	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been accelerated, aggregates $50.0 million or more unless such Payment Default is cured or waived or such acceleration is rescinded, stayed or annulled within 30 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes (provided, however that if any such failure or acceleration referred to above shall cease to be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred);

(6) default in the Company’s performance of any other covenants or agreements in respect of the Notes contained in the Indenture or the Notes for 60 days after written notice of such default to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

(7) certain events of bankruptcy, insolvency and reorganization of the Company.

The Indenture provides that if an event of default occurs and is continuing with respect to the Notes, either the trustee or the registered holders of at least 25% in aggregate principal amount of the Notes may declare the principal amount plus accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If an event of default relating to some events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, if any, on the Notes will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the Notes have been cured (other than the nonpayment of principal of the Notes which has become due solely by reason of the declaration of acceleration), then the registered holders of a majority in aggregate principal amount of Notes may rescind the declaration of acceleration.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, which is included as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement relating to common stock, dated as of October 16, 2013, by and among SolarCity Corporation, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC

1.2	Underwriting Agreement relating to senior convertible notes, dated as of October 16, 2013, by and among SolarCity Corporation, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1	Indenture, dated as of October 21, 2013, by and between SolarCity Corporation and Wells Fargo Bank National Association, including the form of senior convertible notes contained therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARCITY CORPORATION

By:	/s/ Lyndon R. Rive
Lyndon R. Rive
Chief Executive Officer

Date: October 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement relating to common stock, dated as of October 16, 2013, by and among SolarCity Corporation, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC

1.2	Underwriting Agreement relating to senior convertible notes, dated as of October 16, 2013, by and among SolarCity Corporation, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1	Indenture, dated as of October 21, 2013, by and between SolarCity Corporation and Wells Fargo Bank National Association, including the form of senior convertible notes contained therein